EXHIBIT 10.6

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2020

SUMMARY OF BASE SALARIES FOR EXECUTIVE OFFICERS
OF PEOPLES BANCORP INC.

The base salaries of executive officers of Peoples Bancorp Inc. (“Peoples”) are determined by evaluating the most recent comparative peer data and the role and responsibilities of their positions. Individual salary increases are reviewed annually and are based on Peoples' overall performance and the executive's attainment of specific individual business objectives during the preceding year.

The following table details the base salaries to be paid by Peoples and its subsidiaries for the fiscal year ending December 31, 2021 to Charles W. Sulerzyski, President and Chief Executive Officer of Peoples; Katie Bailey, Executive Vice President, Chief Financial Officer and Treasurer of Peoples; and the three other most highly compensated executive officers of Peoples serving as executive officers at December 31, 2020:

Name	Position/Title	Base Salary
Charles W. Sulerzyski	President and Chief Executive Officer	$645,000

Katie Bailey	Executive Vice President, Chief Financial Officer and Treasurer	250,000

Doug Wyatt	Executive Vice President, Chief Commercial Banking Officer	275,000

Tyler Wilcox	Executive Vice President, Community Banking	250,000

Jason Eakle	Executive Vice President, Chief Credit Officer	210,000